Joint Filer Information

Title of Security:           Common Stock

Issuer & Ticker Symbol:      Amicas, Inc. (f/k/a VitalWorks Inc.)  (AMCS)

Designated Filer:            Corsair Capital Management, L.L.C.

Other Joint Filers:          Corsair Capital Partners, L.P. ("Corsair Capital")
                             Jay R. Petschek ("Mr. Petschek")
                             Steven Major ("Mr. Major")

Addresses:                   The principal business address for each of Corsair
                             Capital, Mr. Petschek and Mr. Major is 350 Madison
                             Avenue, 9th Floor, New York, New York 10017.

Signatures:


Dated:  August 18, 2005      CORSAIR CAPITAL PARTNERS, L.P.
                             By:  Corsair Capital Advisors, L.L.C.,
                                  General Partner

                                  By: /s/ Steven Major
                                      ---------------------------------
                                          Steven Major, Managing Member



                             /s/ Jay R. Petschek
                             -------------------
                                 Jay R. Petschek


                             /s/ Steven Major
                             -------------------
                                 Steven Major